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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (SEC File No. 2-65288), (ii) the Registration Statement on Form S-8 (SEC File No. 2-79399), (iii) the Registration Statement on Form S-8 (SEC File No. 2-79660, (iv) the Registration Statement on Form S-8 (SEC File No. 33-000162), (v) the Registration Statement on Form S-8 (SEC File No. 33-63063),
(vi) the Registration Statement on Form S-8 (SEC File No. 333-18925), (vii) the Registration Statement on Form S-8 (SEC File No. 333-01907, (viii) the Registration Statement on Form S-8 (SEC File No. 333-01905), and the Registration Statement on Form S-8 (SEC File No. 333-01903) of Daniel Industries, Inc., of our report dated February 26, 1996, on our audit of the consolidated statements of operations and cash flows of Bettis Corporation and Subsidiaries for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K for the year ending December 31, 1997.



COOPERS & LYBRAND L.L.P


Houston, Texas
March 20, 1998